UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 13, 2007

VCampus Corporation

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-21421	54-1290319
(Commission File Number)	(IRS Employer ID Number)

1850 Centennial Park Drive, Suite 200, Reston, Virginia  20191

(Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, including area code   (703) 893-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 13, 2007, VCampus Corporation raised $380,000 for working capital through the issuance of short-term promissory notes to three accredited investors.  The notes bear interest at 10% and mature on the earlier of June 30, 2007 or within three days of the date that VCampus receives its annual customer pre-payment under its subcontract for providing services to the Department of Veterans’ Affairs (the “VA Contract”).  As required by the outside lenders, Nat Kannan, VCampus’ Chairman and CEO, participated in the financing by investing $50,000 of his own funds on the same terms as the outside lenders (except he waived the default penalties that are provided to the outside lenders).  A copy of the form of short-term note issued in the financing is filed as an exhibit with this report and is incorporated herein by reference.  See the disclosures in Items 2.03 of this report for further description of the material terms and conditions of the notes, which disclosures are incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation.

Pursuant to the bridge financing described in Item 1.01 above, VCampus issued short-term promissory notes to three accredited investors for a total of $380,000 on February 13, 2007.  The notes bears interest at 10% per annum and mature on the earlier of June 30, 2007 or within three days of the date that VCampus receives its annual customer pre-payment under the VA Contract.  The indebtedness due under the notes can be accelerated following an event of default, which includes customary events such as nonpayment of interest, the commencement of any bankruptcy proceedings or failure to remit an invoice for payment under the VA Contract by March 31, 2007.  In the event VCampus does not repay the loan by June 30, 2007, VCampus is required to issue to each outside lender two shares of VCampus common stock for every one dollar of principal that remains unpaid on that date, plus one share of common stock for every five dollars of unpaid principal for each month thereafter that the notes remain unpaid.  VCampus agreed to pay an origination fee to the lenders (including Mr. Kannan) of 5% of the amount loaned, payable in cash on the maturity date.  The notes are not convertible into common stock.  VCampus can prepay or redeem the notes at any time without penalty or premium.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

Exhibit No.	Description

10.125	Form of short-term note issued in the February 2007 bridge financing

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

VCAMPUS CORPORATION

Date: February 14, 2007
/s/ Christopher L. Nelson
Christopher L. Nelson
Chief Financial Officer